UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39536	84-3199512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Option Agreement

On October 21, 2022 (the “Effective Date”), Taysha Gene Therapies, Inc. (the “Company”) entered into an Option Agreement (the “Option Agreement”) with Audentes Therapeutics, Inc. (d/b/a Astellas Gene Therapy) (“Astellas”).

TSHA-120 Giant Axonal Neuropathy

Under the Option Agreement, the Company granted to Astellas an exclusive option to obtain an exclusive, worldwide, royalty and milestone-bearing right and license (A) to research, develop, make, have made, use, sell, offer for sale, have sold, import, export and otherwise exploit (collectively, “Exploit”) the product known, as of the Effective Date, as TSHA-120 (the “120 GAN Product”) and any backup products with respect thereto for use in the treatment of giant axonal neuropathy (“GAN”) or any other gene therapy product for use in the treatment of GAN that is controlled by the Company or any of its affiliates or with respect to which the Company or any of its affiliates controls intellectual property rights covering the Exploitation thereof (“GAN Product”) and (B) under any intellectual property rights controlled by the Company or any of its affiliates with respect to such Exploitation (the “GAN Option”). Subject to certain extensions, the GAN Option is exercisable from the Effective Date through a specified period of time following Astellas’ receipt of (i) the formal minutes from the Type B end-of-Phase 2 meeting between the Company and the U.S. Food and Drug Administration (“FDA”) in response to the Company’s meeting request sent to the FDA on September 19, 2022 for the 120 GAN Product (the “Type B end-of-Phase 2 Meeting”), (ii) all written feedback from the FDA with respect to the Type B end-of-Phase 2 Meeting, and (iii) all briefing documents sent by the Company to the FDA with respect to the Type B end-of-Phase 2 Meeting.

TSHA-102 Rett Syndrome

Under the Option Agreement, the Company also granted to Astellas an exclusive option to obtain an exclusive, worldwide, royalty and milestone-bearing right and license (A) to Exploit any Rett Product (as defined below), and (B) under any intellectual property rights controlled by the Company or any of its affiliates with respect to such Exploitation (the “Rett Option” and together with the GAN Option, each, an “Option”). Subject to certain extensions, the Rett Option is exercisable from the Effective Date through a specified period of time following Astellas’ receipt of (1) certain clinical data from the female pediatric trial and (2) certain specified data with respect to TSHA-102 (such period, the “Rett Option Period”) related to (i) the product known, as of the Effective Date, as TSHA-102 and any backup products with respect thereto for use in the treatment of Rett syndrome (“Rett”), and (ii) any other gene therapy product for use in the treatment of Rett that is controlled by the Company or any of its affiliates or with respect to which the Company or any of its affiliates controls intellectual property rights covering the Exploitation thereof (“Rett Product”).

The parties have agreed that, if Astellas exercises an Option, the parties will, for a specified period, negotiate a license agreement in good faith on the terms and conditions outlined in the Option Agreement, including payments by Astellas of a to be determined upfront payment, certain to be determined milestone payments, and certain to be determined royalties on net sales of GAN Products and/or Rett Products, as applicable.

Change of Control

During the Rett Option Period, the Company has agreed to (A) not solicit or encourage any inquiries, offers or proposals for, or that could reasonably be expected to lead to, a Change of Control (as defined in the Option Agreement), or (B) otherwise initiate a process for a potential Change of Control, in each case, without first notifying Astellas and offering Astellas the opportunity to submit an offer or proposal to the Company for a transaction that would result in a Change of Control. If Astellas fails or declines to submit any such offer within a specified period after the receipt of such notice, the Company will have the ability to solicit third party bids for a Change of Control transaction. If Astellas delivers an offer to the Company for a transaction that would result in a Change of Control, the Company and Astellas will attempt to negotiate in good faith the potential terms and conditions for such potential transaction that would result in a Change of Control for a specified period, which period may be shortened or extended by mutual agreement.

As partial consideration for the rights granted to Astellas under the Option Agreement, Astellas will pay the Company a one-time payment in the amount of $20.0 million (the “Upfront Payment”) within 30 days after receipt of an invoice for such payment, which invoice will be delivered by the Company on or after the Effective Date. Astellas or any of its affiliates shall have the right, in its or their discretion and upon written notice to the Company, to offset the amount of the Upfront Payment (in whole or in part, until the full amount of the Upfront Payment has been offset) against (a) any payment(s) owed to the Company or any of its affiliates (or to any third party on behalf of the Company) under or in connection with any license agreement entered into with respect to any GAN Product or Rett Product, including, any upfront payment, milestone payment or royalties owed to the Company or any of its affiliates (or to any third party on behalf of the Company) under or in connection with any such license agreement or

(b) any amount owed to the Company or any of its affiliates in connection with a Change of Control transaction with Astellas or any of its affiliates. As further consideration for the rights granted to Astellas under the Option Agreement, the Company and Astellas also entered into the Securities Purchase Agreement (as defined below).

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Securities Purchase Agreement

On October 21, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Astellas, pursuant to which the Company agreed to issue and sell to Astellas in a private placement (the “Private Placement”) an aggregate of 7,266,342 shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), of the Company, for aggregate gross proceeds of approximately $30.0 million. The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Private Placement closed on October 24, 2022 (the “Closing Date”). The Company expects the net proceeds from the Private Placement to be used to fund the ongoing clinical, regulatory and manufacturing development of TSHA-102 and TSHA-120, pre-commercialization activities for TSHA-120 and for working capital and other general corporate purposes.

The shares of Common Stock issued by the Company pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, promulgated thereunder and on similar exemptions under applicable state laws.

Pursuant to the Securities Purchase Agreement, in connection with the Private Placement, Astellas has the right to designate one individual to attend all meetings of the board of directors in a non-voting observer capacity.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Registration Rights Agreement

Also, on October 21, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Astellas, pursuant to which the Company agreed to register the resale of the Shares. Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Shares no later than April 24, 2023 (the “Filing Deadline”). The Company has agreed to use reasonable best efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Deadline (as defined in the Registration Rights Agreement), and to keep such registration statement continuously effective until the earlier of (i) the date the Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction, or (ii) the date that is three (3) years following the Closing Date. The Company has also agreed, among other things, to pay all reasonable fees and expenses (excluding any underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for Astellas except as specifically provided in the Registration Rights Agreement) incident to the performance of or compliance with the Registration Rights Agreement by the Company.

In the event the registration statement has not been filed within 180 days following the Closing Date, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to Astellas as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by Astellas per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted Astellas customary indemnification rights in connection with the registration statement. Astellas has also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference. The Company’s offering and sale of the Shares in the Private Placement were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On October 24, 2022, the Company issued a press release announcing the Private Placement and entry into the Option Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On October 25, 2022, the Company provided the following clinical program updates. With respect to TSHA-120 for the treatment of GAN, the Company’s Type B end-of-Phase 2 meeting with the FDA has been scheduled for December 13, 2022, and the Company expects to provide a regulatory update after receipt of the formal meeting minutes, expected in mid-January 2023. With respect to TSHA-102 for the treatment of Rett syndrome, the Company had previously disclosed it had planned to report preliminary Phase 1/2 data for TSHA-102 in Rett syndrome in adult patients by year-end 2022, which it expected to be comprised of safety data. The Company now expects to report preliminary safety and efficacy clinical data from the entire first cohort of adult patients in the first half of 2023. The Company also expects to initiate a female pediatric clinical trial in the first half of 2023.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the expected closing date of the Private Placement, anticipated proceeds from the Private Placement and the use thereof, and the Company’s plans to file a registration statement to register the resale of the Shares. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of Astellas, to satisfy the conditions to closing for the Private Placement; risks relating to the closing of the Private Placement; and risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 31, 2022, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated October 24, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

	By:	/s/ Kamran Alam
Date: October 25, 2022		Kamran Alam
Chief Financial Officer